SECOND AMENDMENT
                                     TO THE
                                CONTRACT FOR THE
                             TEXAS LOTTERY OPERATOR
                                    FOR THE
                                 STATE OF TEXAS
                                    BETWEEN
               COMPTROLLER OF PUBLIC ACCOUNTS - LOTTERY DIVISION
                                      AND
                               GTECH CORPORATI0N
                                  ("CONTRACT")


WHEREAS, the Texas Lottery Commission ("Lottery") was created by the provisions of HB 1587, 73rd Legislature, Regular Session and in accordance with HB 1587 the Comptroller of Public Accounts transferred all obligations relating to the administration and operation of the State Lottery to the Lottery; and

WHEREAS, the Contract was executed by the parties on March 7, 1992, with a term ending on August 31, 1997, and was amended by that certain Amendment dated June 1, 1994; and

WEREAS, Section 3.14 of the Request for Proposals for Lottery Operator, ("RFP"), Exhibit A to the Contract, provides that the Lottery may extend the Contract for up to five (5) one (1) year periods; and

WHEREAS, Section VI of the Contract provides that the parties may by mutual agreement modify the Contract; and

WHEREAS, the Lottery desires to reduce the rate contained in GTECH Corporation's ("GTECH") cost proposal; and




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WHEREAS, the Lottery and GTECH desire to amend the Contract to provide the
Lottery with six thousand (6,000) additional terminals; and

WHEREAS, the Lottery and GTECH desire to amend the Contract to provide the Lottery with six thousand (6,000) additional play stations and five (5) new trailers; and

WHEREAS, the parties desire to revise the liquidated damages language contained in the RFP to reflect the current status of the Lottery; and

WHEREAS, the Lottery desires to amend the Contract to require GTECH to provide one fully integrated computer system for both instant ticket and on-line ticket operations; and

WHEREAS, the parties desire to amend the Contract to require the relocation of the hot computer system backup site currently located in Irving, Texas; and

WHEREAS, the parties desire to allow greater flexibility, growth, throughput, and cost effectiveness relating to the on-line telecommunications network requirements by utilizing radio/satellite technology; and

WHEREAS, the Lottery desires to have GTECH locate a satellite hub in Texas for the use of the aforementioned radio/satellite technology; and

WHEREAS, the Lottery wishes to ensure good faith efforts are made by GTECH to obtain competitive proposals from minority vendors; and,




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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Pursuant to Section 3.14 of the RFP, Exhibit A to the Contract, the Contract is hereby extended for five years, beginning September 1, 1997.

2.   GTECH's cost proposal, Exhibit B-1 to the Contract, is amended as follows:

     a. For the first year of the five year extension, September 1, 1997 through August 31, 1998, the rate is 3.781% of sales.

     b. For the second year of the five year extension, September 1, 1998 through August 31, 1999, the rate is 3.657% of sales.

     c. For the third year of the five year extension, September 1, 1999 through August 31, 2000, the rate is 3.361% of sales.

     d. For the fourth year of the five year extension, September 1, 2000 through August 31, 2001, the rate is 3.151% of sales.

     e. For the fifth year of the five year extension, September 1, 2001 through August 31, 2002, the rate is 3.050% of sales.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

3. GTECH will provide the Lottery with six thousand (6,000) additional on-line terminals. In conjunction with the installation by GTECH of the additional on-line terminals, GTECH will provide an installation schedule(s) to the Lottery within thirty (30) days of receiving a list of the retailers approved for installation by the Lottery. Such installation schedule(s) will include terminals to be installed in accordance with the time




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frames set out in this Section and is subject to the written approval of the
Lottery, which shall not be unreasonably withheld.

     Further, GTECH shall commence installation of terminals after the later of:
(a) ninety (90) days from receiving a list of retailers approved for installation by the Lottery, and (b) the Lottery's approval of the installation schedule. For each additional list of retailers provided by the Lottery to GTECH, the provisions of Section 3 of this Second Amendment apply. GTECH will conclude installation of on-line terminals within the time frame set out in each installation schedule based on each corresponding list of retailers. In the event however that successful completion is not accomplished, in accordance with each installation schedule, as a direct cause of factors beyond GTECH's control including, without limitation, (a) the telephone company's physical incapability to install a terminal, and (b) the retailer's lack of cooperation and/or inability to install a terminal, the time limitation for completion of such terminals will be extended without penalty until the required number of terminals on the corresponding installation schedule is installed. Failure to install the on-line terminals in accordance with any installation schedule shall result in the assessment of liquidated damages in the amount of $1,000 per terminal not installed and additional liquidated damages of $100 per day, per terminal.

     During the installation of the terminals as set out in the aforementioned installation schedule(s), damages shall not be assessed against GTECH for terminal downtime of the terminals to be installed in accordance with the corresponding installation schedule as a direct result of the terminal installation and related solely to telecommunication failures of GTECH's subcontractor(s). If such downtime occurs, GTECH will notify the Lottery of the downtime within one (1) hour of GTECH becoming aware of the downtime. Within one
(1) business day of such notification, GTECH will provide such notification in writing and include any additional information that is




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available at that time. Within one (1) business day of GTECH having sufficient information to determine exact cause for the terminal downtime, GTECH will provide documentation to the Lottery which establishes that the sole cause of such downtime is telecommunication failures of GTECH's subcontractor(s) as a result of the installation of the terminals. If GTECH fails to provide the Lottery with the aforementioned documentation within one (1) week of such notification or if the documentation does not, within the Lottery's sole judgment, show that the sole cause of the terminal downtime is telecommunication failure of GTECH's subcontractors due to the installation of terminals, the Lottery shall assess liquidated damages against GTECH for such downtime. In the event liquidated damages are assessed against GTECH, such damages will be assessed using the methodology set out in Section 6b of the Amendment to the Contract, dated June 1, 1994. The provisions of Section 6b of the Amendment to the Contract, dated June 1, 1994 are not effective as to a particular installation schedule until GTECH has received written approval by the Lottery of the installation schedule and, said provisions of this paragraph shall terminate as to each set of terminals installed related to a particular installation schedule.

     Any provision contained in the Contract, Exhibits to the Contract, or the Amendment to the Contract, dated June 1, 1994 which is inconsistent or conflicts with the foregoing language is hereby superseded and replaced with the foregoing language. At a minimum, the Contract provisions which the parties acknowledge are inconsistent and conflict with the foregoing language and hereby superseded are: (1) the first sentence of the first paragraph of Section 6.12 of the RFP, Exhibit A to the Contract, (2) the second sentence of the third paragraph of
Section 6.1 of the RFP, Exhibit A to the Contract, and (3) paragraph 3 of the Amendment to the Contract, dated June 1, 1994.




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4.   GTECH will install six thousand (6,000) additional play stations. GTECH shall order the play stations for each list of new retailers referred to in
Section 3 of this Second Amendment and shall install such play stations within ninety (90) days of the installation of the corresponding terminal.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded. At a minimum, the Contract provision which the parties acknowledge is inconsistent and conflicts with the foregoing language and hereby superseded is Section 5.25.1 of GTECH's Proposal, Exhibit B to the Contract.

5. GTECH will supply the Lottery with five (5) new trailers indentical to the existing trailers in their original condition within six (6) months after the date of execution of this Second Amendment to this Contract and will refurbish the five (5) existing trailers such that the refurbished trailers will be returned to their original condition within six (6) months after the date of execution of this Second Amendment.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

6. GTECH will provide the Lottery with a platform system provided by a single vendor within three (3) years after the date of execution of this Second Amendment to the Contract. GTECH will in good faith, use its best efforts to provide such platform system earlier than three (3) years after the date of execution of this Second Amendment. Such single platform will incorporate both instant ticket operations and




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on-line ticket operations, will be fully operational, and shall be subject to the approval of the Lottery which shall not be unreasonably withheld.

     any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is herby superseded.

7. GTECH will relocate the hot computer backup site, currently located in Irving, Texas, to another site. The selection of such site is subject to the approval of the Lottery.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

8. GTECH will maintain at least 12,000 on-line terminals on the leased line network. GTECH may use radio/satellite technology, in lieu of the leased line network, to install and maintain on-line terminals in excess of the previously mentioned 12,000 terminals. Such installation of any terminal using radio/satellite technology is subject to the approval of the Lottery which shall not be unreasonably withheld. The Lottery acknowledges that the above-referenced 12,000 figure contemplates a terminal population well in excess of 12,000. In the event the number of terminals is reduced by the Lottery in the future such that there are less than 12,000 terminals on the leased line network, GTECH shall not be obligated to convert any terminals using radio/satellite technology to the leased line network in order to reach the 12,000 figure.




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     In addition to the foregoing language, should the Lottery decide to maintain terminals using radio/satellite technology, upon written request by the Lottery, GTECH will transfer to the Lottery all licenses and permits it obtained from the appropriate regulatory agencies, both federal and state, necessary to use radio/satellite technology. The parties will cooperate with each other in such efforts.

9. GTECH will place a satellite hub in Texas within one year after the date of execution of this Second Amendment. The location in Texas and the use by GTECH of the satellite hub is subject to the approval of the Lottery which shall not be unreasonably withheld.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

10. GTECH will provide all required daily processing tapes on cartridge tape media. The Lottery will return such tapes to GTECH in accordance with the Lottery's retention schedule.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

11. GTECH will continue to make good faith efforts to reach and exceed its goal of obtaining competitive proposals from minority vendors.




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     Any provision contained in the Contract, Exhibits to the Contract, or
Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

12. The following liquidated damages will apply to the operations under the Contract and any Amendments to the Contract and supersede the liquidated damages provisions set out in Section 3.36 of this Request for Proposals, Exhibit A to the Contract. The provisions of sections 5 and 6 of the Amendment to the Contract, dated June 1, 1994 relating to liquidated damages as a result of the failure to provide incident reports and downtime, respectively, are in full force and effect, and, are in addition to the following liquidated damages provisions. Unless specified otherwise, the following liquidated damages provisions will apply to both on-line and instant systems.

     a. Failure to complete testing of all applications on the Lottery Management Operating System: $25,000 per day.

     b. Instant/Management system down-time that results in the inability to perform required operational functions: $1,000.00 per minute, up to a maximum of $100,000.00 per day.

     c. Failure to provide the Lottery with required daily processing tapes on cartridge tape media that are processable and correctly labeled:
          $5,000.00 per tape per day.

     d. Instant Ticket inventory shortage: $10,000.00 per incident plus the face value of missing tickets.





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     e.   Failure to provide the Lottery with daily processing tapes before a drawing : $25,000 per incident.

     f. Failure to cut off a game at the proscribed time: $50,000.00 per incident.

     g. The failure of GTECH to perform any functions that lead to the delay of implementing new games, or game modifications: $50,000.00 per day.

     h. Allowing unauthorized access to GTECH's secured facilities: $500.00 per incident.

     i. Allowing unauthorized software modifications: $50,000.00 per incident and $5,000.00 per day if modifications are not removed.

     j.   Failure to provide system enhancements: $10,000.00 per day.

     k. Failure to provide required reports or revised reports on a timely basis or as scheduled: $1,000.00 per day.

     l. Failure to deliver instant tickets within a 24-hour period: $100.00 per pack.

     m. Failure to install off line bar code equipment at a retailer location according to schedule: $50.00 per incident, per day.

     n. Failure to repair off line bar code equipment at a retailer location within a 24-hour period: $50.00 per day.




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     o.   If an employee (or an employee's family member residing in the same principle place of residence) of GTECH claims any lottery prize:
          $100,000.00 per incident.

     p.   Failure to visit a retailer twice a month: $25.00 per visit missed.

     q. Failure to install a play station according to the Contract provisions, including the Second Amendment to the Contract: $10.00 per day per item not installed.

13. The following language contained in Section 3.21 of the Request for Proposals dated December 21, 1991 ("RFP"), Exhibit A to the Contract:

     The Lottery reserves the right, for any reason whatsoever, to terminate the contract, in whole or in part, by thirty (30) days advance written notice to the Successful Proposer.

is amended to read as follows:

     The Lottery reserves the right, for any reason whatsoever (including but not limited to changed circumstances such as the passage of legislation that would require additional terminals in excess of those terminals referenced in the Contract documents and the failure of good faith negotiations to obtian such additional terminals) to terminate the contract, in whole or in part, upon no less than thirty (30) days advance written notice to the Successful Proposer.

     Any provision contained in the Contract, Exhibits to the Contract, or Amendment to Contract, dated June 1, 1994, which is inconsistent or conflicts with the foregoing language is hereby superseded.

14. Except as amended hereby, all of the terms of Contract, including the Amendment to the Contract, dated June 1, 1994, remain in full force and effect.




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15.  The terms of the Second Amendment to the Contract are effective as of the date of execution except as otherwise provided herein.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, as of May 28, 1996.

TEXAS LOTTERY COMMISSION                GTECH CORPORATION



/s/ NORA A. LINARES                     /s/ MICHAEL R. CHAMBRELLO
- ---------------------------------       ---------------------------------
NORA A. LINARES                         MICHAEL R. CHAMBRELLO
EXECUTIVE DIRECTOR                      V.P. OPERATIONS







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